Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS FOURTH QUARTER

AND FULL YEAR 2023 RESULTS

Delivered Total Revenue of $3.1 billion for FY 2023, an increase of 25% year-over-year

Reported $191 million of FY 2023 Net Income and $594 million of Adjusted EBITDA with a 19.4% Adjusted EBITDA margin

Generated $444 million in FY 2023 Cash from Operating Activities and

$295 million of Free Cash Flow

Plano, TX, February 16, 2024 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest and most influential theatrical exhibition companies in the world, today reported results for the three months and full year ended December 31, 2023.

“2023 represented another year of meaningful progress for our industry and our company,” stated Sean Gamble, Cinemark’s President and CEO. “Key indicators pertaining to the fundamental drivers of our industry – specifically consumer behavior and product flow – were further reinforced, and our team’s outstanding operational execution and financial discipline delivered outsized results across all of our key metrics, including Revenue, Adjusted EBITDA, and Free Cash Flow.”

“We believe our strong 2023 results provide a clear sign that our many ongoing strategic growth and productivity initiatives are driving significant impact. As we look ahead, we remain highly optimistic about the future of our company and our ability to fully capitalize on our industry’s continued recovery given our solid foundation, advantage market position, and the many opportunities that lie before us.”

Earnings Highlights

•
Entertained more than 40 million moviegoers during 4Q 2023 and 210 million for FY 2023.
•
Delivered domestic box office results that surpassed North American industry recovery relative to FY 2019 by approximately 700 basis points; international admissions outpaced the broader Latin American industry recovery by approximately 600 basis points.
•
Sustained market share growth versus FY 2019 of more than 100 basis points in the U.S. and Latin America; remained the only major U.S. exhibitor to have achieved a meaningful increase in market share since the pandemic.
•
Delivered $3.1 billion of total revenue for FY 2023, an increase of 25% year-over-year and within 7% of FY 2019.
•
Achieved all-time high food & beverage per cap of $5.68 for FY 2023 with concession revenue that exceeded FY 2019 by 3% on 25% less attendance.
•
Reported $191 million of net income for FY 2023 with diluted earnings per share of $1.34.
•
Grew Adjusted EBITDA 77% to $594 million for FY 2023 and yielded a strong 19.4% Adjusted EBITDA margin by maximizing box office opportunities and successfully executing strategic initiatives.
•
Further strengthened the balance sheet with $295 million of Free Cash Flow generated for the year and increased the cash balance to $849 million at year-end; reduced pandemic-related debt by over $100 million during the year.

Financial Results

Cinemark Holdings, Inc.’s total revenue for the three months ended December 31, 2023 increased 6.5% to $638.9 million compared with $599.7 million for the three months ended December 31, 2022. For the three months ended December 31, 2023, admissions revenue increased 5.8% to $322.4 million and concession revenue increased 7.7% to $243.0 million, driven by a 3.6% increase in attendance to 40.6 million patrons. Worldwide average ticket price was $7.94 and concession revenue per patron was $5.99.

Net loss attributable to Cinemark Holdings, Inc. for the three months ended December 31, 2023 was $(18.0) million compared with $(99.3) million for the three months ended December 31, 2022. Diluted loss per share for the three months ended December 31, 2023 was $(0.15) compared with a diluted loss per share of $(0.82) for the three months ended December 31, 2022.

Adjusted EBITDA for the three months ended December 31, 2023 was $79.6 million compared with $73.5 million for the three months ended December 31, 2022. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

Cinemark Holdings, Inc.’s total revenue for the twelve months ended December 31, 2023 increased 24.9% to $3,066.7 million compared with $2,454.7 million for the twelve months ended December 31, 2022. For the twelve months ended December 31, 2023, admissions revenue increased 24.8% to $1,555.6 million and concession revenue increased 27.0% to $1,192.0 million, driven by a 21.5% increase in attendance to 209.8 million patrons. Worldwide average ticket price was $7.41 and concession revenue per patron was $5.68.

Net income attributable to Cinemark Holdings, Inc. for the twelve months ended December 31, 2023 was $188.2 million compared with a loss of $(271.2) million for the twelve months ended December 31, 2022. Diluted earnings per share for the twelve months ended December 31, 2023 was $1.34 compared with a diluted loss per share of $(2.26) for the twelve months ended December 31, 2022.

Adjusted EBITDA for the twelve months ended December 31, 2023 was $594.1 million compared with $336.5 million for the twelve months ended December 31, 2022. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

As of December 31, 2023, the Company’s aggregate screen count was 5,719, and the Company had commitments to open 5 new theatres and 43 screens over the next two years.

Webcast – Today at 8:30 AM ET

Live Webcast/Replay: Available at https://ir.cinemark.com. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Headquartered in Plano, TX, Cinemark (NYSE: CNK) is one of the largest and most influential movie theatre companies in the world. Cinemark’s circuit, comprised of various brands that also include Century, Tinseltown and Rave, as of December 31, 2023 operated 501 theatres with 5,719 screens in 42 states domestically and 13 countries throughout South and Central America. Cinemark consistently provides an extraordinary guest experience from the initial ticket purchase to the closing credits, including Movie Club, the first U.S. exhibitor-launched subscription program; the highest Luxury Lounger recliner seat penetration among the major players; XD - the No. 1 exhibitor-brand premium large format; and expansive food and beverage options to further enhance the moviegoing experience. For more information go to https://ir.cinemark.com.

Investor Relations Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Julia McCartha – 972-665-1322 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include:

•
future revenues, expenses and profitability;
•
currency exchange rate and inflationary impacts;
•
the future development and expected growth of our business;
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projected capital expenditures;
•
access to capital resources;
•
attendance at movies generally or in any of the markets in which we operate;
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the number and diversity of popular movies released, the length of exclusive theatrical release windows, and our ability to successfully license and exhibit popular films;
•
national and international growth in our industry;
•
competition from other exhibitors, alternative forms of entertainment and content delivery via streaming and other formats;
•
determinations in lawsuits in which we are a party; and
•
the ongoing recovery of our business and the motion picture exhibition industry from the effects of the COVID-19 pandemic and the writers' and actors' guilds strikes.

You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company's Annual Report on Form 10-K filed February 16, 2024. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Statement of income (loss) data:
Revenue
Admissions	$322.4	$304.6	$1,555.6	$1,246.9
Concession	243.0	225.7	1,192.0	938.3
Other	73.5	69.4	319.1	269.5
Total revenue	638.9	599.7	3,066.7	2,454.7
Cost of operations
Film rentals and advertising	172.8	173.3	865.7	704.4
Concession supplies	47.3	40.5	221.3	169.3
Salaries and wages	96.9	95.7	403.1	372.7
Facility lease expense	78.8	77.1	329.7	308.3
Utilities and other	113.3	103.4	466.8	407.2
General and administrative expenses	54.1	43.6	198.8	177.6
Depreciation and amortization	49.9	57.2	209.5	238.2
Impairment of long-lived assets	4.5	66.6	16.6	174.1
Restructuring costs	—	(0.3)	—	(0.5)
Loss (gain) on disposal of assets and other	1.1	(0.4)	(7.7)	(6.8)
Total cost of operations	618.7	656.7	2,703.8	2,544.5
Operating income (loss)	20.2	(57.0)	362.9	(89.8)
Other income (expense)
Interest expense	(38.4)	(40.7)	(150.4)	(155.3)
Interest income	14.8	9.3	55.0	20.4
Loss on extinguishment of debt	—	—	(10.7)	—
Foreign currency exchange and other related loss	(9.4)	(6.2)	(28.8)	(11.5)
Distributions from DCIP	—	—	—	3.7
Interest expense - NCM	(5.6)	(5.7)	(22.6)	(23.2)
Equity in income (loss) of affiliates	2.4	(1.8)	3.6	(9.3)
Unrealized (loss) gain on investment in NCMI	(1.5)	—	12.4	—
(Loss) income before income taxes	(17.5)	(102.1)	221.4	(265.0)
Income tax expense (benefit)	0.1	(3.3)	29.9	3.0
Net (loss) income	$(17.6)	$(98.8)	$191.5	$(268.0)
Less: Net income attributable to noncontrolling interests	0.4	0.5	3.3	3.2
Net (loss) income attributable to Cinemark Holdings, Inc.	$(18.0)	$(99.3)	$188.2	$(271.2)
(Loss) earnings per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$(0.15)	$(0.82)	$1.55	$(2.26)
Diluted	$(0.15)	$(0.82)	$1.34	$(2.26)
Weighted average shares outstanding
Basic	119.2	118.5	119.1	118.2
Diluted	119.2	118.5	152.0	118.2

Other Operating Data

(unaudited, in millions)

	As of December 31,
	2023	2022
Balance sheet data:
Cash and cash equivalents	$849.1	$674.5
Theatre properties and equipment, net	$1,161.7	$1,232.1
Total assets	$4,836.8	$4,817.7
Long-term debt, net of unamortized debt issuance costs and original issue discount	$2,399.1	$2,484.7
Total equity	$318.8	$119.5

	Twelve Months Ended December 31,
	2023	2022
Cash flows provided by (used for):
Operating activities (1)	$444.3	$136.0
Investing activities	$(131.8)	$(96.3)
Financing activities	$(125.4)	$(52.2)

(1)
We define free cash flow as cash flow provided by operating activities less capital expenditures. A reconciliation of cash flow provided by operating activities to free cash flow is provided below:

	Twelve Months Ended December 31,
	2023	2022
Reconciliation of free cash flow:
Cash flows provided by operating activities	$444.3	$136.0
Less: Capital expenditures	(149.5)	(110.7)
Free cash flow	$294.8	$25.3

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment		International Operating Segment			Consolidated
	Three Months Ended December 31,		Three Months Ended December 31,		Constant Currency ¹	Three Months Ended December 31,
	2023	2022	2023	2022	2023	2023	2022
Revenue and Attendance
Admissions revenue	$267.5	$251.1	$54.9	$53.5	$72.1	$322.4	$304.6
Concession revenue	200.9	186.5	42.1	39.2	54.9	243.0	225.7
Other revenue	50.4	48.1	23.1	21.3	29.8	73.5	69.4
Total revenue	$518.8	$485.7	$120.1	$114.0	$156.8	$638.9	$599.7
Attendance	26.2	25.1	14.4	14.1		40.6	39.2
Average ticket price	$10.21	$10.00	$3.81	$3.79	$5.01	$7.94	$7.77
Concession revenue per patron	$7.67	$7.43	$2.92	$2.78	$3.81	$5.99	$5.76

Cost of Operations
Film rentals and advertising	$145.0	$145.4	$27.8	$27.9	$37.2	$172.8	$173.3
Concession supplies	38.1	31.6	9.2	8.9	11.8	47.3	40.5
Salaries and wages	80.8	81.3	16.1	14.4	21.4	96.9	95.7
Facility lease expense	61.7	62.5	17.1	14.6	19.7	78.8	77.1
Utilities and other	85.7	78.9	27.6	24.5	34.6	113.3	103.4

`	U.S. Operating Segment		International Operating Segment			Consolidated
	Twelve Months Ended December 31,		Twelve Months Ended December 31,		Constant Currency ¹	Twelve Months Ended December 31,
	2023	2022	2023	2022	2023	2023	2022
Revenue and Attendance
Admissions revenue	$1,236.0	$1,010.2	$319.6	$236.7	$393.1	$1,555.6	$1,246.9
Concession revenue	952.0	763.0	240.0	175.3	296.5	1,192.0	938.3
Other revenue	227.3	197.0	91.8	72.5	113.9	319.1	269.5
Total revenue	$2,415.3	$1,970.2	$651.4	$484.5	$803.5	$3,066.7	$2,454.7
Attendance	127.7	109.3	82.1	63.4		209.8	172.7
Average ticket price	$9.68	$9.24	$3.89	$3.73	$4.79	$7.41	$7.22
Concession revenue per patron	$7.45	$6.98	$2.92	$2.76	$3.61	$5.68	$5.43

Cost of Operations
Film rentals and advertising	$703.6	$584.4	$162.1	$120.0	$202.4	$865.7	$704.4
Concession supplies	169.1	130.5	52.2	38.8	64.4	221.3	169.3
Salaries and wages	333.8	314.7	69.3	58.0	88.3	403.1	372.7
Facility lease expense	246.6	250.1	83.1	58.2	95.7	329.7	308.3
Utilities and other	355.4	313.7	111.4	93.5	136.7	466.8	407.2
(1)
Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2022. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Adjusted EBITDA (1)
U.S.	$68.5	$59.5	$463.9	$255.7
International	11.1	14.0	130.2	80.8
Total Adjusted EBITDA	$79.6	$73.5	$594.1	$336.5

Capital expenditures
U.S.	$40.8	$36.5	$111.5	$87.2
International	19.0	8.9	38.0	23.5
Total capital expenditures	$59.8	$45.4	$149.5	$110.7
(1)
Adjusted EBITDA represents net income (loss) before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. A reconciliation of net income (loss) to Adjusted EBITDA is provided below.

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net (loss) income	$(17.6)	$(98.8)	$191.5	$(268.0)
Add (deduct):
Income tax expense (benefit)	0.1	(3.3)	29.9	3.0
Interest expense (1)	38.4	40.7	150.4	155.3
Other (income) expense, net (2)	(0.7)	4.4	(19.6)	23.6
Cash distributions from other equity investees (3)	2.5	5.4	5.7	6.9
Depreciation and amortization	49.9	57.2	209.5	238.2
Impairment of long-lived assets	4.5	66.6	16.6	174.1
Restructuring costs	—	(0.3)	—	(0.5)
Loss (gain) on disposal of assets and other	1.1	(0.4)	(7.7)	(6.8)
Loss on debt extinguishment and refinancing	—	—	10.7	—
Non-cash rent	(4.7)	(3.3)	(17.9)	(10.8)
Share-based awards compensation expense (4)	6.1	5.3	25.0	21.5
Adjusted EBITDA	$79.6	$73.5	$594.1	$336.5
(1)
Includes amortization of debt issuance costs, amortization of original issue discount and amortization of accumulated gains (losses) for amended swap agreements.
(2)
Includes interest income, foreign currency exchange and other related loss, interest expense - NCM, equity in income (loss) of affiliates and unrealized gain on investment in NCMI.
(3)
Includes cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. operating segment.
(4)
Non-cash expense included in general and administrative expenses.